UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 1, 2007

OraSure Technologies, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-16537	36-4370966
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

220 East First Street Bethlehem, Pennsylvania	18015-1360
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: 610-882-1820

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 – Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On February 1, 2007, the Compensation Committee (the “Committee”) of the Board of Directors (the “Board”) of OraSure Technologies, Inc. (the “Company”) approved the terms of the 2007 Management Incentive Plan (the “2007 MIP”) and the 2007 Stock Grant Guidelines (the “2007 Stock Guidelines”) for the Company’s senior management, which includes the Company’s principal executive officer, principal financial officer, and named executive officers. Based on the Committee’s recommendation, both the 2007 MIP and the 2007 Stock Guidelines were approved by the full Board on February 1, 2007.

2007 Management Incentive Plan.

The purpose of the 2007 MIP is to provide the Company’s senior management with the opportunity to receive incentive cash bonuses based on both the Company’s and each participant’s performance during 2007.

Pursuant to the 2007 MIP, incentive cash bonuses may be paid out of a cash pool to be funded based on the Company’s achievement of certain financial and strategic objectives. For 2007, specific objectives were established for revenues and cash flow from operations. In addition, several strategic objectives were incorporated into the bonus pool determination. The objectives for revenues, cash flow from operations, and the strategic matters as a group, will be weighted at 33 1/3% each in determining the pool amount.

Funding of the Bonus Pool

With respect to each objective, a Threshold, Target and Maximum objective has been established for 2007. If the Company meets the Target objectives for revenues, cash flow from operations and the strategic matters, then the pool would be funded at 100% of the aggregate target bonuses for all participants, which currently is approximately $1.7 million. If only the Threshold objectives are achieved, the pool would be funded at 50% of those aggregate target bonuses, and if the Maximum objectives are achieved, the pool would be funded at 150% of those aggregate target bonuses. A pro-rata adjustment to the amount of funding for the pool will be made where a specific objective falls in between the Threshold, Target and Maximum amounts. To the extent a particular objective falls below the Threshold level, there would be no funding for that particular objective. The Board may, in its sole discretion, approve a total pool funding of up to 200% of the aggregate target bonuses if it determines that the Company has achieved a breakthrough performance by substantially exceeding the objectives for 2007. The amount of bonus pool funding will be adjusted to reflect the aggregate target bonuses for individuals who are participants in the 2007 MIP at the time the bonuses are awarded.

Payments from the Bonus Pool

Once the amount of pool funding has been determined, specific payments from the pool to the Company’s senior management will depend on an evaluation of the participant’s achievement of individual performance objectives for 2007. Bonus payments will be based on the target bonus amounts set forth below, which are expressed as a percentage of base salary:

Title	Target Payouts (% of Base Salary)
Chief Executive Officer	50%
Chief Operating Officer	50%
Executive Vice President	40%
Senior Vice President	30%
Vice President	25%

Individual performance objectives for 2007 were derived from the Company’s 2007 strategic objectives concerning financial performance, strategic planning, research and development, business development, regulatory affairs and quality control, manufacturing, engineering, information systems, sales and marketing, human resources, investor relations matters and/or other objectives approved by the Board or the Committee.

Individual bonus awards reflect a weighted average measurement of each participant’s achievement of his or her individual performance objectives. A rating of “Meets Expectations” means that a participant has generally met his or her individual performance objectives for the year and would be eligible to receive up to 100% of his or her target bonus, depending on the size of the bonus pool. A rating of “Exceeds Expectations” means that a participant has exceeded his or her individual performance objectives and would be eligible to receive up to 125% of his or her target bonus. Finally, a rating of “Outstanding” means that a participant has substantially exceeded his or her individual performance objectives and would be eligible to receive up to 150% of his or her target bonus. Where a participant is rated below “Meets Expectations,” no bonus would be payable.

Participants must be employed by the Company as of December 31, 2007 and at the time of the bonus award in order to participate in the 2007 MIP, and awards will be adjusted on a pro rata basis to the extent any participant is employed for only a portion of the year. The Chief Executive Officer will recommend individual awards for all participants (except for the Chief Executive Officer) for approval by the Committee based on an assessment of each individual’s performance against his or her applicable performance objectives. The Committee may approve or disapprove any recommended bonus award in whole or in part in its sole discretion. The Committee shall recommend for Board approval any bonus award for the Chief Executive Officer based on an assessment of his performance against his individual performance objectives for 2007. The Board may approve or disapprove any recommended bonus award for the Chief Executive Officer in whole or in part in its sole discretion.

The Committee and the Board shall have the right in their sole discretion to reject any or all of the recommended bonus awards, even if the bonus pool has been funded and any and all applicable performance criteria have been satisfied, based on the business conditions of the Company or other factors at or immediately after the end of 2007.

2007 Stock Guidelines.

The purpose of the 2007 Stock Guidelines is to establish a framework for granting stock awards in order to reward performance by the Company’s senior management against each participant’s individual performance objectives for 2007.

Awards under the 2007 Stock Guidelines will depend on a participant’s position in the Company and achievement of individual performance objectives for 2007. Each participant’s individual performance will be evaluated against his or her individual performance objectives to determine if that individual Meets Expectations, Exceeds Expectations or has performed in an Outstanding manner. Set forth below are the ranges of annual award targets for 2007 based on the participant’s position and performance evaluation:

	Meets Expectations		Exceeds Expectations		Outstanding
	Restricted Stock	Stock Options	Restricted Stock	Stock Options	Restricted Stock	Stock Options
Level I - CEO	52,500	45,000	65,625	56,250	78,750	67,500
Level IA – COO/CFO	42,500	36,500	53,000	45,500	63,500	54,500
Level II - EVP	21,000	18,000	26,250	22,500	31,500	27,000
Level III - SVP	14,000	12,000	17,500	15,000	21,000	18,000
Level IV - VP	8,750	7,500	10,938	9,375	13,125	11,250

Participants must be employed by the Company on December 31, 2007 and at the time of grant in order to receive a stock award under the 2007 Stock Guidelines, and awards may be adjusted on a pro rata basis to the extent any employee is employed for only a portion of a year. The Chief Executive Officer will recommend individual awards for all participants (other than the Chief Executive Officer) to the Committee based on an assessment of each individual’s performance against his or her applicable performance objectives for 2007. The Committee may approve or disapprove any recommended award in whole or in part in its sole discretion. The Committee will evaluate the performance of the Chief Executive Officer and determine an appropriate award in accordance with the 2007 Award Guidelines and such evaluation.

Signatures

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

ORASURE TECHNOLOGIES, INC.

Date: February 2, 2007	By:	/s/ Jack E. Jerrett
Jack E. Jerrett
Senior Vice President, General Counsel and Secretary